PRELIMINARY DRAFT

PRELIMINARY DRAFT

Timetable

PRELIMINARY DRAFT

Comparison of Financial Projections

PRELIMINARY DRAFT

Summary of Financial Assets and Liabilities

PRELIMINARY DRAFT

Valuation of Other Liabilities

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Historical Stock Price Performance

PRELIMINARY DRAFT

Illustrative “Unaffected” Trading Range

PRELIMINARY DRAFT

Premiums Paid

PRELIMINARY DRAFT

Comparable Trading Analysis

PRELIMINARY DRAFT

Comparable Trading Analysis

PRELIMINARY DRAFT

Industry Transaction Analysis

PRELIMINARY DRAFT

Discounted Cash Flow Forecast

PRELIMINARY DRAFT

Discounted Cash Flow Analysis

PRELIMINARY DRAFT

Summary Valuation Range

PRELIMINARY DRAFT

Purchase Price Ratio Analysis

Confidential *Presentation to:*

International Specialty Products Inc.

Presentation to the Special Committee of the Board of Directors

October 21, 2002

LEHMAN BROTHERS

Date	Event
September 3	◆ Due Diligence meeting with ISP management
September 18	◆ Presentation of preliminary analysis to Special Committee
September 20	◆ Meeting with ISP management
September 27	◆ Presentation of updated analysis to Special Committee
October 3	◆ Meeting with ISP management
October 10	◆ Meeting with ISP management ◆ "New Base Case" projections presented by Sunil Kumar
October 18	◆ Presentation of updated analysis to Special Committee

Summary Historical and Projected Financials

($ in millions)	ISP Projections					Estimated	CAGR
	2002E	2003E	2004E	2005E	2006E	2007E	'02-'06
September 27 "Updated Base Case"							
Net Sales	$852.1	$842.3	$880.6	$916.5	$957.0	$995.1	*2.9%*
% Growth	*8.3%*	*-1.2%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*	
EBITDA [(1)]	174.5	183.3	194.6	206.5	215.7	222.0	*5.4%*
% Margin	*21.2%*	*21.8%*	*22.1%*	*22.5%*	*22.5%*	*22.3%*	
EBIT [(1)]	116.1	124.9	136.1	148.0	157.1	163.4	*7.9%*
% Margin	*14.1%*	*14.8%*	*15.5%*	*16.1%*	*16.4%*	*16.4%*	
October 10 "New Base Case"							
Net Sales	$852.1	$852.0	$875.0	$902.0	$932.0	$963.0	*2.3%*
% Growth	*8.3%*	*0.0%*	*2.7%*	*3.1%*	*3.3%*	*3.3%*	
EBITDA [(1)]	172.3	166.4	174.5	183.5	190.1	194.7	*2.5%*
% Margin	*21.0%*	*19.8%*	*19.8%*	*20.0%*	*19.9%*	*19.6%*	
% Change from 9/27 Case	*-1.2%*	*-9.2%*	*-10.3%*	*-11.1%*	*-11.9%*	*-12.3%*	
EBIT [(1)]	113.9	108.0	116.0	125.0	131.5	136.1	*3.7%*
% Margin	*13.9%*	*12.8%*	*13.2%*	*13.6%*	*13.7%*	*13.7%*	
% Change from 9/27 Case	*-1.9%*	*-13.5%*	*-14.8%*	*-15.5%*	*-16.3%*	*-16.7%*	

Source: Projected financials from ISP management.
1. *Excludes income from investments and one-time charges.*

Capitalization as of June 30, 2002

($ in millions)

Security	Amt. 6/30/02	Maturity	Interest Rate	Credit Rating
Cash & Equivalents				
Cash on balance sheet	$122.8	NA	NA	NA
Market value of investments	287.8	NA	NA	NA
Senior Credit Facilities				
LT Revolving Credit Facility	38.4	2006	L + 250	BB+ / Ba2
Term Loan	222.8	2008	L + 300	BB+ / Ba2
Notes & Other				
Senior Secured Notes	200.0	2009	10 5/8%	B2 / B+
Senior Subordinated Notes	402.7	2011	10 1/4%	B2 / BB-
A/R Facility	23.2	NA	NA	NA
Capital leases	0.2	NA	NA	NA
Other debt	1.6	NA	NA	NA

Total Debt (incl A/R facility)	**$888.8**
Book Equity	509.1
Total Capitalization	**$1,397.9**

Investment Portfolio as of June 30, 2002

($ in millions)

	Total Cost	Market Value	Unrealized Gain / (Loss)
Trading Securities:	$103.0	$98.0	($5.0)
Available for Sale Securities:	203.3	180.2	(23.1)
Total Value of Portfolio:	$306.3	$278.2	($28.1)

Market Value of Portfolio	$278.2
Incr. Tax Benefit at 34%	9.6
Net Cash Proceeds from Sale	$287.8

Shares / Options Outstanding as of June 30, 2002

Shares Outstanding (mm)	64.9
Options Outstanding (mm)	3.6
Weighted Average Exercise Price	$10.42

Source: ISP management.

Valuation of Other Liabilities

($ in millions)

Liability / Reserve	Assumed Value ($ in mm)	Comments
Environmental (incl. Linden)	$0.0	Management believes that recoveries will fully offset remediation costs
Product Liability	0.0	Management believes that no meaningful liability exists
Asbestos Liability	0.0	Management believes that it has no responsibility for the asbestos liabilities of G-I Holdings. However, in the event that Mr. Heyman were to lose the fraudulent conveyance case and the ISP spin-off were unwound, ISP could be subject to a change of control
Tax Liabilities	17.6	Balance sheet reserve
Minority Interest in JVs	0.4	Valued at book value
Book Value Plan / SARs	7.3	Utilized by the Company for executive compensation, primarily in place of options. Valued at "in-the-money" value
Total	$25.3	

Calculation of Net Non-Operating Liabilities

($ in millions)	As of 6/30/02
Total Debt	$865.6
A/R Facility	23.2
Other Liabilities / Reserves	25.3
Cash on Blance Sheet	(122.8)
After-Tax Mkt Value of Investment Portfolio	(287.8)
Net Non-Operating Liabilities	$503.5

Absolute Stock Price Performance

Stock Price Performance Since IPO


$24.00
$20.00
$16.00
$12.00
$8.00
$4.00
6/25/91
5/14/93
4/3/95
2/20/97
1/10/99
11/29/00
10/19/02
April 20, 1998
All-time high of $20.50
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
October 9, 2000
All-time low of $5.13
Proposal Price $10.00
ISP
Proposed Price

Relative Stock Price Performance



Indexed Stock Price Performance Since IPO (6/25/91-10/18/02)
Indexed Price
500%
400%
300%
200%
100%
0%
6/25/91
9/25/92
12/29/93
3/31/95
7/4/96
10/7/97
1/8/99
4/12/00
7/13/01
10/18/02
ISP
S&P 500
Lehman Brothers Spec. Chemicals Index

1-Year Indexed Stock Price Performance (10/18/01-10/18/02)


140%
120%
100%
80%
60%
40%
10/18/01
11/27/01
1/7/02
2/15/02
3/29/02
5/8/02
6/18/02
7/26/02
9/6/02
10/18/02
ISP
S&P 500
Lehman Brothers Specialty Chemicals Index

1-Year Stock Price Performance


$12.00
$11.00
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
July 8, 2002
Samuel Heyman proposes to acquire the rest of ISP at $10.00 per share
Avg. Price (1)
$8.85
10/18/01
12/18/01
2/18/02
4/18/02
6/18/02
8/18/02
10/18/02
ISP
Avg. Price

1. *Average price for the one-year period prior to the July 8, 2002 proposal.*

	LBSCI [1]	S&P 500
Price on 7/8/02	100.00	976.98
Price on 10/18/02	89.03	884.39
% Change	**(11.0%)**	**(9.5%)**
ISP Price on 7/8/02	$7.95	$7.95
Index Change	(11.0%)	(9.5%)
Implied Price	**$7.08**	**$7.20**
Premium Implied by $10.00 Proposal	**41.3%**	**39.0%**

1. *Lehman Brothers Specialty Chemicals Index*

Summary of Premiums Paid Analysis – Cash Transactions

Going Private Transactions – < 50% Minority (1)

	Premia Paid over Average Price for:			
Premia Paid	1 Day	7 Days	30 Days	90 Days
Maximum:	140.0%	136.9%	113.3%	116.0%
Mean:	46.4%	47.7%	49.2%	42.2%
Median:	42.6%	43.4%	48.6%	36.2%
Minimum:	9.9%	13.2%	13.1%	13.5%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.64	$11.55	$10.33	$11.83
At Median Premium	$11.34	$11.21	$10.29	$11.33

Full Acquisitions (2)

	Premia Paid over Average Price for:			
Premia Paid	1 Day	7 Days	30 Days	90 Days
Maximum:	540.0%	519.4%	411.7%	267.4%
Mean:	44.1%	45.6%	48.1%	51.7%
Median:	28.8%	31.7%	33.5%	37.6%
Minimum:	(7.8%)	(7.4%)	(3.4%)	(9.1%)
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.82	$6.92	$8.32
At Mean Premium	$11.45	$11.39	$10.26	$12.62
At Median Premium	$10.24	$10.30	$9.24	$11.45

Going Private Transactions – < 20% Minority (1)

	Premia Paid over Average Price for:			
Premia Paid	1 Day	7 Days	30 Days	90 Days
Maximum:	140.0%	122.7%	95.7%	73.4%
Mean:	40.8%	40.8%	44.3%	40.0%
Median:	43.5%	41.2%	42.9%	39.9%
Minimum:	9.9%	13.2%	13.1%	9.0%
Implied Offer Price				
ISP Share Price Data:	$7.95	$7.80	$6.96	$8.31
At Mean Premium	$11.19	$10.98	$10.04	$11.63
At Median Premium	$11.41	$11.00	$9.94	$11.62

Implied Value From "Unaffected" Trading Price

	Going Private 1998 - 2002 (<50%)	Going Private 1992 - 2002 (< 20%)
1-Day Premium		
Mean	46.4%	40.8%
Median	42.6%	43.5%
"Unaffected" Price (3)	$7.08	$7.08
Implied Offer Price		
At Mean Premium	$10.36	$9.97
At Median Premium	$10.10	$10.16

Sources: Deal data from Thomson Financial Securities Data with supplemental information from press releases; stock prices are from Factset.

1. *Completed going-private transactions > $100 million. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Time periods for < 50% and < 20% are from 1998-2002 and 1992-2002, respectively.*
2. *All completed transactions > $100 million and excluding finance, technology, and share repurchases. Public buyers only, excludes Investor Groups, LBOs, and MBOs. Period from 2000-2002.*
3. *Adjusted price on October 18, 2002 based on LBSCI returns.*

Comparable Trading Analysis (1)

(Currency and shares in millions except per share data)

Companies	2002E EBITDA Trading Multiple 9/18	9/27	10/18	% Change 9/18 - 10/18	% Change 9/27 - 10/18
Albemarle	7.6x	7.1x	7.1x	-6.0%	0.6%
Arch Chemicals	NA	NA	NA	NA	NA
Cambrex	9.4x	9.2x	7.5x	-20.7%	-19.0%
Croda	7.1x	7.0x	7.1x	0.3%	1.7%
Cytec Industries	NA	5.4x	5.1x	NA	-5.3%
Great Lakes Chemical	NA	8.2x	8.3x	NA	0.8%
Intl Flavors & Fragrances	9.8x	9.8x	10.6x	8.3%	8.3%
Penford	6.1x	6.2x	5.8x	-4.9%	-6.4%
Sensient Technologies	8.5x	8.2x	8.3x	-2.1%	1.4%
Mean	**8.1x**	**7.6x**	**7.5x**	**-4.2%**	**-2.2%**
Median	**8.1x**	**7.7x**	**7.3x**	**-3.5%**	**0.7%**

Comparable Trading Analysis (1)

(Currency and shares in millions except per share data)

Companies	Price 10/18/02	Equity Value	Enterprise Value	Enterprise Value as a Multiple of: Sales LTM	Sales 2002E	Sales 2003E	EBITDA LTM	EBITDA 2002E	EBITDA 2003E	EBIT LTM	EBIT 2002E	EBIT 2003E
Albemarle	$27.21	1,147.6	1,325.2	1.39x	1.38x	1.33x	6.7x	7.1x	6.6x	12.3x	12.3x	11.0x
Arch Chemicals	$17.43	390.4	555.7	0.63x *	NA *	NA *	7.9x	NA *	NA *	41.2x *	NA *	NA *
Cambrex	$27.65	718.9	980.0	1.90x	1.80x	1.69x	8.5x	7.5x	6.7x	12.4x	10.7x	9.3x
Croda	£2.46	335.1	398.7	1.28x	1.31x	1.27x	7.1x	7.1x	6.8x	9.8x	10.0x	9.4x
Cytec Industries	$22.45	884.8	1,083.2	0.82x	0.80x	0.78x	5.3x	5.1x	4.9x	9.7x	8.5x	8.0x
Great Lakes Chemical	$26.26	1,318.0	1,582.4	1.14x	1.14x	1.05x	13.7x *	8.3x	7.8x	42.0x *	15.6x	12.7x
Intl Flavors & Fragrances	$34.80	3,309.1	4,416.4	2.45x	2.46x	2.40x	10.3x	10.6x	9.7x	12.7x	13.2x	12.0x
Penford	$12.40	99.3	203.9	0.89x	0.87x	0.78x	6.0x	5.8x	5.0x	12.8x	12.5x	9.6x
Sensient Technologies	$22.02	1,042.4	1,555.6	1.79x	1.71x	1.62x	8.7x	8.3x	7.7x	10.9x	10.6x	9.7x
			Mean	1.46x	1.43x	1.36x	7.6x	7.5x	6.9x	11.5x	11.7x	10.2x
			Median	1.33x	1.35x	1.30x	7.5x	7.3x	6.7x	12.3x	11.5x	9.7x
ISP Valuation at $10.00 Offer Price	$10.00	653.3	1,156.8	1.42x	1.36x	1.36x	6.8x	6.7x	7.0x	10.1x	10.2x	10.7x

ISP Valuation Metrics

	EBITDA LTM	EBITDA 2002E	EBITDA 2003E	EBIT LTM	EBIT 2002E	EBIT 2003E
Selected Multiples	7.00x	7.00x	6.50x	10.50x	10.50x	9.25x
Relevant ISP Statistic (2)	$170.8	$172.3	$166.4	$114.7	$113.9	$108.0
Implied Enterprise Value at Selected Multiples:	$1,195.7	$1,206.3	$1,081.9	$1,204.6	$1,196.0	$999.0
less: Net non-operating liabilities (3)	*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*	*(503.5)*
Implied Equity Value at Selected Multiples:	$692.1	$702.7	$578.3	$701.0	$692.4	$495.5
Fully diluted shares outstanding (4)	*65.4*	*65.4*	*65.2*	*65.4*	*65.4*	*65.1*
Implied Price per Share:	$10.58	$10.74	$8.87	$10.71	$10.59	$7.61

$8.00 - $11.00

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Trading multiples for comparable specialty companies based on actual prices as of the most recent closing date.*
2. *Projected figures are based on "New Base Case" of October 10. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
3. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
4. *Includes dilution from options calculated using the treasury method.*

Comparable Transaction Analysis

(Currency and shares in millions except per share data)

Date Announced	Target / Acquiror	Offer Value	Transaction Value	Transaction Value to: LTM Sales	LTM EBITDA	LTM EBIT
03-Sep-02	Roche Vitamins and Fine Chemicals / DSM	€ 2,250.0	€ 2,250.0	0.95x	6.6x	12.8x
17-Jul-02	Haarmann & Reimer (Bayer) / EQT Northern Europe Private Equity Fund	€ 1,660.0	€ 1,660.0	1.90x	9.8x	14.6x
12-Sep-01	Cognis BV (Henkel KGaA) / Investor Group	€ 2,500.0	€ 2,500.0	0.78x	7.1x	11.4x
29-Mar-01	Ascot PLC / Dow Chemical	£305.2	£439.5	1.99x	10.0x	15.9x
15-Dec-00	Laporte / Degussa	$2,010.4	$1,656.8	2.64x	10.1x	13.6x
29-Nov-00	BF Goodrich Performance Materials / AEA Investors	$1,200.0	$1,400.0	1.18x	6.4x	10.3x
02-Aug-00	Catalytica Pharmaceuticals, Inc. / DSM	$750.0	$800.0	1.89x	10.5x	13.6x
06-Jul-00	Hickson International / Arch Chemicals	$95.6	$128.6	0.59x	7.0x	17.4x
01-Jun-99	Witco / Crompton & Knowles	$1,082.1	$1,836.6	0.96x	8.3x	17.2x
12-May-99	Zeneca Specialties (AstraZeneca) / Cinven/Investcorp.	£1,300.0	£1,300.0	1.89x	9.4x	13.9x
25-Aug-97	BioWhittaker Inc. / Cambrex Corporation	$130.9	$129.3	2.54x	9.6x	13.3x
			Mean	1.57x	8.6x	14.0x
			Median	1.89x	9.4x	13.6x
	Valuation at $10.00 Offer Price	$653.3	$1,156.8	1.42x	6.8x	10.1x

ISP Valuation Metrics	LTM EBITDA	LTM EBIT
Selected Multiples	8.0x	12.0x
Relevant ISP Statistic [1]	$170.8	$114.7
Implied Enterprise Value at Selected Multiples:	$1,366.5	$1,376.7
less: Net non-operating liabilities [2]	*(503.5)*	*(503.5)*
Implied Equity Value at Selected Multiples:	$862.9	$873.1
Fully diluted shares outstanding [3]	*65.8*	*65.8*
Implied Price per Share:	$13.11	$13.26

$13.00 - $13.50

Note: Summary Multiples exclude numbers that are Negative, Not Meaningful, and (*) figures.

1. *Historical figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Includes dilution from options calculated using the treasury method.*

September 27 "Updated Base Case"

($ in millions)	Historical [1]			Projected [1]					
	1999A	2000A	2001A	2002E	2003E	2004E	2005E	2006E	2007E
Sales	$787.3	$784.0	$787.2	$821.4	$842.3	$880.6	$916.5	$957.0	$995.1
% Growth	*NA*	*(0.4%)*	*0.4%*	*4.8%*	*2.5%*	*4.5%*	*4.1%*	*4.4%*	*4.0%*
EBITDA	198.1	149.6	168.3	174.5	183.3	194.6	206.5	215.7	222.0
% Margin	*25.2%*	*19.1%*	*21.4%*	*21.2%*	*21.8%*	*22.1%*	*22.5%*	*22.5%*	*22.3%*
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
EBIT	149.5	98.3	114.6	116.1	124.9	136.1	148.0	157.1	163.4
Less: Cash Taxes @ 34.0%	50.8	33.4	38.9	39.5	42.5	46.3	50.3	53.4	55.5
Tax-effected EBIT	98.7	64.9	75.6	76.6	82.4	89.8	97.7	103.7	107.8
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	21.0	(4.3)	(9.0)	(8.3)	(9.6)	(10.0)
Free Cash Flow	$37.7	$48.0	$29.9	$105.0	$85.6	$88.3	$96.9	$101.6	$98.8
% FCF Growth Rate	*NM*	*27.4%*	*(37.7%)*	*250.9%*	*(18.5%)*	*3.2%*	*9.7%*	*4.9%*	*(2.8%)*

October 10 "New Base Case"

($ in millions)	Historical [1]			Projected [1]					
	1999A	2000A	2001A	2002E	2003E	2004E	2005E	2006E	2007E
Sales	$787.3	$784.0	$787.1	$852.1	$852.0	$875.0	$902.0	$932.0	$963.0
% Growth	*NA*	*(0.4%)*	*0.4%*	*8.7%*	*(0.0%)*	*2.7%*	*3.1%*	*3.3%*	*3.3%*
EBITDA	198.1	149.6	168.3	172.3	166.4	174.5	183.5	190.1	194.7
% Margin	*25.2%*	*19.1%*	*21.4%*	*20.2%*	*19.5%*	*19.9%*	*20.3%*	*20.4%*	*20.2%*
Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
EBIT	149.5	98.3	114.6	113.9	108.0	116.0	125.0	131.5	136.1
Less: Cash Taxes @ 34.0%	50.8	33.4	39.0	38.7	36.7	39.4	42.5	44.7	46.3
Tax-effected EBIT	98.7	64.9	75.6	75.2	71.3	76.6	82.5	86.8	89.8
Plus: Depreciation	48.6	51.3	53.1	57.6	57.6	57.6	57.6	57.6	57.6
Plus: Amortization of Intangibles	0.0	0.0	0.6	0.8	0.8	0.9	0.9	1.0	1.0
Less: Capital Expenditures	(69.5)	(61.7)	(53.0)	(51.0)	(51.0)	(51.0)	(51.0)	(51.0)	(57.6)
Less: Changes in Working Capital	(40.1)	(6.5)	(46.4)	21.0	(4.3)	(9.0)	(8.3)	(9.6)	(10.0)
Free Cash Flow	$37.7	$48.0	$30.0	$103.6	$74.4	$75.0	$81.7	$84.7	$80.8
% FCF Growth Rate	*NM*	*27.5%*	*(37.6%)*	*245.8%*	*(28.2%)*	*0.8%*	*8.9%*	*3.7%*	*(4.6%)*

1. *Historical and projected figures are from ISP management. Historical figures have been adjusted for goodwill amortization as per FAS 142 guidelines as well as one-time and extraordinary charges.*

September 27 "Updated Base Case"

Perpetuity Growth	Discount Rate 9.0%	10.0%	11.0%
3%	$14.61	$11.51	$9.15
4%	$18.03	$13.89	$10.90
5%	$23.16	$17.20	$13.21

$11.00 - $18.00

Terminal EBITDA Mult.	Discount Rate 9.0%	10.0%	11.0%
6.6x	$12.44	$11.64	$10.89
7.0x	$13.32	$12.49	$11.69
7.5x	$14.43	$13.54	$12.70
8.0x	$15.54	$14.60	$13.71

$11.00 - $16.00

October 10 "New Base Case"

Perpetuity Growth	Discount Rate 9.0%	10.0%	11.0%
3%	$10.79	$8.20	$6.24
4%	$13.63	$10.20	$7.69
5%	$17.84	$12.94	$9.62

$8.00 - $14.00

Terminal EBITDA Mult.	Discount Rate 9.0%	10.0%	11.0%
6.7x	$9.98	$9.28	$8.61
7.0x	$10.56	$9.83	$9.14
7.5x	$11.53	$10.76	$10.03
8.0x	$12.49	$11.68	$10.91

$8.00 - $12.00

Summary Valuation Range


Comparable Trading
$8.00
$11.00
Industry Transactions
$13.00
$13.50
Premiums Paid - Going Private (<50% Minority)
$10.00
$12.00
Premiums Paid - Going Private (<20% Minority)
$10.00
$11.50
Premiums Paid - Going Private (Unaffected)
$10.00
$10.50
Premiums Paid - Full Acquisitions
$9.00
$13.00
Discounted Cash Flow Analysis
$8.00
$14.00
$5 $6 $7 $8 $9 $10 $11 $12 $13 $14 $15 $16 $17 $18 $19 $20 $21 $22
52-Wk Low $5.60
1-Day Prior $7.95
Proposal Price $10.00
52-Wk High $11.11

Purchase Price Ratio Analysis

($ and shares in millions except per share data)

	Data	1-Day Prior	Proposed Price	Range of Purchase Prices						
Price Per Share		**$7.95**	**$10.00**	**$11.00**	**$12.00**	**$13.00**	**$14.00**	**$15.00**	**$16.00**	**$17.00**
% Premium to Proposed Price		*(20.5%)*	*0.0%*	*10.0%*	*20.0%*	*30.0%*	*40.0%*	*50.0%*	*60.0%*	*70.0%*
% Premium to Pre-Announcement Price		*0.0%*	*25.8%*	*38.4%*	*50.9%*	*63.5%*	*76.1%*	*88.7%*	*101.3%*	*113.8%*
% Prem. to 52-Wk High Prior to Proposal ($11.11)		*(28.4%)*	*(10.0%)*	*(1.0%)*	*8.0%*	*17.0%*	*26.0%*	*35.0%*	*44.0%*	*53.0%*
% Prem. to 52-Wk Low Prior to Proposal ($5.60)		*42.0%*	*78.6%*	*96.4%*	*114.3%*	*132.1%*	*150.0%*	*167.9%*	*185.7%*	*203.6%*
Common Shares Outstanding (as of 6/30/02)		64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9	64.9
Value of Common Shares		$516.3	$649.4	$714.4	$779.3	$844.3	$909.2	$974.1	$1,039.1	$1,104.0
Net Value of Options [1]		1.7	3.8	5.9	8.2	11.1	14.0	17.0	20.2	23.7
Plus: Net Non-Operating Liabilities [2]		503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5	503.5
Enterprise Value		**$1,021.6**	**$1,156.8**	**$1,223.8**	**$1,291.1**	**$1,358.9**	**$1,426.7**	**$1,494.7**	**$1,562.8**	**$1,631.3**
September 27 "Updated Base Case"										
Enterprise Value to:	**Data [3]**	**Multiple**								
2002E Revenues	$852.1	1.20x	1.36x	1.44x	1.52x	1.59x	1.67x	1.75x	1.83x	1.91x
2003E Revenues	$842.3	1.21x	1.37x	1.45x	1.53x	1.61x	1.69x	1.77x	1.86x	1.94x
2002E EBITDA	$174.5	5.9x	6.6x	7.0x	7.4x	7.8x	8.2x	8.6x	9.0x	9.3x
2003E EBITDA	$183.3	5.6x	6.3x	6.7x	7.0x	7.4x	7.8x	8.2x	8.5x	8.9x
2002E EBIT	$116.1	8.8x	10.0x	10.5x	11.1x	11.7x	12.3x	12.9x	13.5x	14.1x
2003E EBIT	$124.9	8.2x	9.3x	9.8x	10.3x	10.9x	11.4x	12.0x	12.5x	13.1x
October 10 "New Base Case"										
2002E EBITDA	$172.3	5.9x	6.7x	7.1x	7.5x	7.9x	8.3x	8.7x	9.1x	9.5x
2003E EBITDA	$166.4	6.1x	7.0x	7.4x	7.8x	8.2x	8.6x	9.0x	9.4x	9.8x
2002E EBIT	$113.9	9.0x	10.2x	10.7x	11.3x	11.9x	12.5x	13.1x	13.7x	14.3x
2003E EBIT	$108.0	9.5x	10.7x	11.3x	12.0x	12.6x	13.2x	13.8x	14.5x	15.1x

1. *Implied market value of "in-the-money" options calculated using the treasury method.*
2. *As of 6/30/02; comprised of total debt and other non-operating liabilities less cash on balance sheet and after-tax market value of short-term investments.*
3. *Projected figures are from ISP management*